Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ocean Power Technologies, Inc. on Form S-8 to be filed on or about February 11, 2022 of our report dated July 19, 2021, on our audit of the consolidated financial statements as of April 30, 2021 and for the year then ended, which report was included in the Ocean Power Technologies, Inc.’s Form 10-K filed July 19, 2021.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

February 11, 2022